UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 18, 2013
Date of Report (Date of earliest event reported)

BALLROOM DANCE FITNESS INC.

(Exact name of registrant as specified in its charter)

Florida	333-138251	26-3994216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Hillsboro Mile Suite 1004 Hillsboro Beach, Florida	33062
(Address of principal executive offices)	(Zip Code)

(954) 684-8288
Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Board of Directors of Ballroom Dance Fitness Inc., a Florida corporation (the "Company") authorized the execution of that certain asset purchase agreement dated October 18, 2013 (the "Asset Purchase Agreement") with Plaza Ballroom & Event Centre LLC, a Florida limited liability company ("Plaza Ballroom"). In accordance with the terms and provisions of the Asset Purchase Agreement, the Company acquired certain assets from Plaza Ballroom including, but not limited to, a dance studio and associated lease, domain address and associated website and data base of approximately 1,100 customers (collectively, the "Assets"). In consideration for the purchase of the Assets by the Company, the Company shall pay aggregate consideration to Plaza Ballroom in the amount of $325,000 consisting of: (i) cash in the amount of $25,000 of $5,000 was a non-refundable advance; and (ii) issue in the name of Plaza Ballroom or its designee an aggregate of 1,000,000 shares of its restricted common stock at a per share price of $0.30 valued at $300,000.  In further accordance with further terms of the Asset Purchase Agreement, if on the date nine months (June 18, 2014) from the date of the Asset Purchase Agreement Plaza Ballroom is unable to sell the 1,000,000 shares of common stock on the open market to realize an aggregate gross profit of $300,000 because the Company's shares of common stock dropped below a per share price of $0.30, the Company shall further issue to Plaza Ballroom that number of shares of common stock based upon the trading price on June 18, 2014 to resolve the difference between the $300,000 and the amount received by Plaza Ballroom from the sale of the original 1,000,000 shares of common stock during the nine month period. In the event Plaza Ballroom cannot sell the new shares and the original 1,000,000 shares for $300,000, Plaza Ballroom will notify the Company and request cash payment aggregating $300,000 due thirty days from Plaza Ballroom's request. In the event the Company does not make the payment, the Asset Purchase Agreement will be rescinded and the business will be returned to Plaza Ballroom and Plaza Ballroom will return the 1,000,000 shares issued to it to the Company for cancellation.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement dated October 18, 2013 between Plaza Ballroom & Event Centre LLC and Ballroom Dance Fitness Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLROOM DANCE FITNESS INC.
DATE: October 23, 2013	/s/ William Forhan_________ Name: William Forhan Title: President

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